Exhibit 1.1
EXECUTION COPY
Greenhill & Co., Inc.
Common Stock, par value $0.01 per share

Underwriting Agreement
July 30, 2009
Goldman, Sachs & Co.,
   As representative of the several Underwriters
      named in Schedule I hereto,
85 Broad Street,
New York, New York 10004.
Ladies and Gentlemen:
     Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of Greenhill & Co., Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 450,000 additional shares (the “Optional Shares”) of Common Stock, par value $0.01 per share (“Stock”), of the Company. The Firm Shares and any Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.
     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-160868) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
     (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the Pricing Prospectus or the Prospectus;
     (iii) For the purposes of this Agreement, the “Applicable Time” is 8:30 a.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule V hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
     (iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as may be set forth on Schedule V(c) hereto;
     (v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the Pricing Prospectus or the Prospectus;
     (vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its consolidated subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;
     (vii) The Company and its Significant Subsidiaries (as defined below) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries;
     (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation (either under its name or a fictitious name) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;
     (ix) The Company has no “significant subsidiaries”, as defined in Rule 1-02(w) of Regulation S-X, that are not set forth in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; each of Greenhill & Co., LLC, a New York limited liability company (“Greenhill U.S.”), Greenhill & Co. Europe LLP, a limited liability partnership organized in England and Wales (“Greenhill Europe”), Greenhill & Co. International LLP, a limited liability partnership organized in England and Wales (“Greenhill International”), Greenhill Capital Partners, LLC, a Delaware limited liability company (the “U.S. Manager”), and each other “significant subsidiary” of the Company, as defined in Rule 1-02(w) of Regulation S-X (each a “Significant Subsidiary”, and all references in this Agreement to the subsidiaries of the Company shall be deemed to include, without limitation, the Significant Subsidiaries unless the context otherwise requires), has been duly formed or organized and is validly existing as a limited liability company or partnership (and, to the extent such concept is applicable, is in good standing) under the laws of its jurisdiction of formation or organization; and each subsidiary of the Company other than the

Significant Subsidiaries has been duly formed, incorporated or organized and is validly existing as a limited liability company, corporation or partnership (and, to the extent such concept is applicable, is in good standing) under the laws of its jurisdiction of formation, incorporation or organization, except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect or interfere materially with the consummation of the transactions contemplated in this Agreement;
     (x) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus; all of the membership interests or partnership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect, all of the issued shares of capital stock, membership interests or partnership interests of each subsidiary of the Company other than the Significant Subsidiaries have been duly and validly authorized and issued, are fully paid and (except, in the case of any such subsidiary that is a general partner, for any liability it may incur in its capacity as a general partner under applicable law) are non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and neither the Company nor any subsidiary of the Company is subject to any capital call or similar obligation, directly or indirectly, pursuant to the partnership agreements relating to Greenhill Capital Partners, L.P., Greenhill Capital Partners (Cayman), L.P., Greenhill Capital Partners (Executives), L.P., Greenhill Capital, L.P., Greenhill Capital Partners II, L.P., Greenhill Capital Partners (Cayman) II, L.P., Greenhill Capital Partners (Executives) II, L.P., Greenhill Capital Partners (Employees) II, L.P., Greenhill SAVP (N.Y.), L.P., Greenhill SAVP (Associates), L.P., Greenhill SAVP, L.P., GCP Europe, Greenhill Capital Partners Europe, L.P., Greenhill Capital Partners Europe (Employees), L.P. and Parallel Private Equity Greenhill L.P. (together, the “Merchant Banking and Venture Capital Funds”), except, in the case of GCP, L.P., a Delaware limited partnership (the “Original General Partner”), GCP Managing Partner, L.P., a Delaware limited partnership (the “GCP I Managing General Partner”), GCP Managing Partner II, L.P. a Delaware limited partnership (the “GCP II Managing General Partner”), GSAVP G.P., L.P., a Delaware limited partnership, GCP Europe General Partnership, L.P., a Scottish limited partnership (the “GCPE General Partner I”) and GCP Europe General Partnership II L.P., a Scottish limited partnership (the “GCPE General Partner II” and, together with the Original General Partner, GCP I Managing General Partner, GCP II Managing General Partner, GSAVP G.P., L.P. and GCPE General Partner I, the “Managing General Partners”), for (i) any liabilities they may incur in their capacity as general partners under applicable law and (ii) any obligations to make additional capital contributions pursuant to their general partnership agreements or any partnership agreements relating to the Merchant Banking and Venture Capital Funds.
     (xi) The sale of the Shares by the Selling Stockholders, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or violations as have been duly waived or would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;
     (xii) Neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation, By-laws or other organizational documents or (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of (b), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect or interfere materially with the consummation of the transactions contemplated by this Agreement;
     (xiii) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the captions “Certain Material U.S. Federal Tax Consequences” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein and subject to the conditions and limitations expressly set forth therein, fairly and accurately summarize the matters referred to therein in all material respects;
     (xiv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (xv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (xvi) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (xvii) To its knowledge, neither the Company nor any of its affiliates does business with the government of, or with any person (a “Sanctioned Person”) located in, any country targeted by any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and none of the Selling Stockholders is a Sanctioned Person;
     (xviii) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each, an “Authorization”) of, from, with or to any Federal, state or foreign government, governmental or regulatory authority, self-regulatory organization or court or other tribunal (each, an “Official Body”) is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except (i) the registration of the Shares under the Act and the Exchange Act, and (ii) such Authorizations as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and no event has occurred (including the receipt of any notice from any Official Body) that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization;
     (xix) All corporate, partnership and limited liability company approvals (including those of stockholders, partners or members) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect;
     (xx) All partnership and third party approvals required under any partnership agreement of the Merchant Banking and Venture Capital Funds binding on the Company or any of its affiliates on the date hereof, and all amendments of any such agreement or assignments of rights thereunder necessary to permit the Company, directly or indirectly, through one or more of its affiliates, to conduct its merchant banking and venture capital fund management business as set forth in the Pricing Prospectus and Prospectus (including the right to receive management fees and profit overrides and make investments) have been obtained or made in conformity with the provisions of such partnership agreements;
     (xxi) Each of the Company and its subsidiaries has obtained or made all Authorizations from, to or with all Official Bodies as are required to conduct their respective businesses as described in the Pricing Prospectus and Prospectus, except for such Authorizations the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect, and no event has occurred (including the receipt of any notice from any Official Body) that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization, except for such events as would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and its subsidiaries are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization, in each case as necessary to conduct their respective businesses as described in the Pricing Prospectus and Prospectus, except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect or interfere materially with the consummation of the transactions contemplated in this Agreement; other than the U.S. Manager, neither the Company nor any of its Significant Subsidiaries is required to register as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Advisers Act”); and, each of the U.S. Manager’s “investment adviser representatives” (within the meaning of Rule 203A-3(a) under the Investment Advisers Act, if any, has obtained all Authorizations necessary under the law of any state in which the U.S. Manager has a “place of business” (within the meaning of Rule 203A-3(b) under the Investment Advisers Act);
     (xxii) No holders of securities of or other interests in the Company have any preemptive rights to acquire any securities of or other interests in the Company, or any rights to the registration of any securities or other interests under the Registration Statement (other than any rights arising under the Transfer Rights Agreement, dated on or about May 11, 2004, as amended, or dated July 6, 2006, as applicable, between the Company and each of the Selling Stockholders, and all of which rights that have vested as of the date hereof will have been satisfied by the execution and delivery of this Agreement by the Company and the Underwriters);
     (xxiii) Ernst & Young LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries, and have audited the Company’s internal control over financial reporting, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
     (xxiv) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, the Company’s internal control over financial reporting was effective and the Company was not aware of any material weaknesses in its internal control over financial reporting;

     (xxv) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and
     (xxvi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.
     (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power-of-Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
     (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder, the application of the proceeds received by such Selling Stockholder therefrom and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except for such conflicts, breaches or violations as have been duly waived or would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement; and, in the case of a Selling Stockholder who is not a “U.S. person” as defined by the relevant regulations promulgated by OFAC, the proceeds from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, targeted by any of the economic sanctions of the United States administered by OFAC.

     (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims;
     (iv) Upon payment for the Shares to be sold by the Selling Stockholders at such Time of Delivery as provided in this Agreement, and the crediting of such Shares on the records of The Depository Trust Company (“DTC”) to securities accounts in the name of the Underwriters, (A) DTC shall be a “protected purchaser” (within the meaning of Section 8-303 of the Uniform Commercial Code as in effect in the State of New York (the “Code”)), (B) the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the Code) in respect of such Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the Code) to such Shares may be asserted against the Underwriters with respect to such security entitlement (it being assumed that for the purposes of this representation and warranty that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. (“Cede”) or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the Code and (z) appropriate entries to the account(s) of the Underwriters on the records of DTC will have been made pursuant to the Code);
     (v) During the period beginning from the date hereof and continuing to and including the date that is nine months after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, except as provided hereunder, any Stock or any other securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such other substantially similar securities, whether now owned or hereafter acquired, owned directly by such Selling Stockholder (including holding as a custodian) or with respect to which such Selling Stockholder has beneficial ownership within the rules and regulations of the Commission, or any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Selling Stockholder’s Stock, even if such Stock would be disposed of by someone other than such Selling Stockholder, without your prior written consent; provided, however, such Selling Stockholder may transfer such Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of such Selling Stockholder or the immediate family of such Selling Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) to the Company to satisfy any tax liability due upon the receipt of any Stock under the Company’s employee incentive plans. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if such Selling Stockholder is an entity, such entity may transfer the capital stock of the Company to any wholly-owned subsidiary of such entity; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value;
     (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement, Pricing Prospectus and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement, Pricing Prospectus and Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
     (viii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
     (ix) All of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, as custodian (the “Custodian”), such Selling Stockholder has otherwise furnished to the Custodian, to the extent applicable, the documents described in clauses (a), (b) and (c) in the third paragraph of the Custody Agreement, and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule III hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

     (x) The Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $73.53, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by such Selling Stockholder as set forth opposite such Selling Stockholder’s name in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 450,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of Stock in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co. for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account(s) specified by any Attorney-in-Fact and the Custodian to Goldman, Sachs & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, approximately 11:00 a.m., New York time, on August 4, 2009 or such other time and date as Goldman, Sachs & Co. and any Attorney-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and any Attorney-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”). A meeting will be held at the Closing Location at 6:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5. The Company agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form agreed to by you and the Company and to file such Prospectus pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall reasonably be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (c) As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date that is nine months after the date of the Prospectus (the “Company Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock or other securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such other substantially similar securities (other than pursuant to employee incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided that the Company may issue Stock or other securities of the Company that are substantially similar to the Stock in connection with the acquisition by the Company of a business or businesses;
     (f) Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
     (g) During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic form on the Commission’s website, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);
     (h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration

Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
     (i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     6. (a) Each of the Company and each Selling Stockholder represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co., is listed on Schedule V(a) or (b) hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or, as supplemented by and taken together with the Pricing Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     7. Each of the Selling Stockholders severally covenants and agrees with the Company, with each other Selling Stockholder and with the several Underwriters that such Selling Stockholder will pay or cause to be paid a pro rata share (based on the number of Shares sold by such Selling Stockholder pursuant to this Agreement) of the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc.

(“FINRA”) of the terms of the sale of the Shares; (iv) the cost of preparing stock certificates, if any; (v) the cost and charges of any transfer agent or registrar and all other costs and expenses incident to the performance of the obligations of the Company and such Selling Stockholder hereunder which are not otherwise specifically provided for in this Section; and (vi) to the extent any New York State transfer tax is imposed on the Underwriters in connection with the offering of the Shares as contemplated by this agreement, any New York State transfer taxes so imposed. It is understood, however, that except as provided in this Section, and Sections 9 and 10 hereof, the Underwriters will pay all of their own costs and expenses incident to the transactions contemplated herein, including the fees of their counsel (including the fees and disbursements of such counsel incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof and in connection with any Blue Sky survey and the fees and disbursements of such counsel in connection with securing any required review by FINRA of the terms of the sale of the Shares), stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters covered in paragraphs (i), (ii) and (v) and the paragraph immediately following paragraph (ix) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(a) hereto), in form and substance satisfactory to you, dated such Time of Delivery, to the effect that:
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;
     (ii) The Company’s authorized equity capitalization is as set forth in the Pricing Prospectus and Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Pricing Prospectus and Prospectus;
     (iii) The Company has been duly qualified as a foreign corporation (either under its name or a fictitious name) for the transaction of business and is in good standing under the laws of the State of New York;
     (iv) Greenhill U.S. has been duly formed or organized and is validly existing as a limited liability company in good standing under the laws of the State of New York; and all of the limited liability company membership interests of Greenhill U.S. have been duly and validly authorized and issued and, to the best of such counsel’s knowledge, are owned directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company or its subsidiaries);
     (v) This Agreement has been duly authorized, executed and delivered by the Company;
     (vi) To the best of such counsel’s knowledge, no Authorization is required to be obtained or made by the Company or any of its subsidiaries from, to or with any Official Body under U.S. federal law, the law of the State of New York or the General Corporation Law of Delaware that in such counsel’s experience is normally applicable to general business entities in relation to transactions of the type contemplated by this Agreement for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Act, (ii) such Authorizations the absence of which would not have a Material Adverse Effect or interfere materially with the consummation of the transactions contemplated by this Agreement and (iii) such Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
     (vii) The statements relating to legal matters or documents set forth in each of the Pricing Prospectus and Prospectus under the captions “Description of Capital Stock” and “Certain Material U.S. Federal Income Tax Consequences”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects such matters or documents;
     (viii) The Company is not, and after giving effect to the offering and sale of the Shares will not be, an “investment company” as such term is defined in the Investment Company Act; and
     (ix) The U.S. Manager is duly registered as an investment adviser under the Investment Advisers Act.
     Such counsel shall also state that they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except as referred to in subsection (vii) of this Section 8(c); however, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus; they have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company, the information furnished, whether or not subject to such counsel’s check and verification; they have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters; on the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above, (i) in such counsel’s opinion, the Registration Statement, the Pricing Prospectus and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to such counsel’s attention that causes them to believe that (a) the Registration Statement, on the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) as of the Applicable Time, the Pricing Prospectus (which shall be deemed to include the public offering price set forth on the cover page of the Prospectus) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel expresses no opinion or belief as to the conveyance of the Pricing Prospectus (which shall be deemed to include the public offering price set forth on the cover page of the Prospectus) or the information contained therein to investors.
     In rendering such opinion, such counsel may state that they have not been called to pass upon, and they express no view as to, the financial statements or financial schedules or other financial data included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus and that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of

New York and the General Corporation Law of the State of Delaware. Such counsel may assume that any registration statement filed pursuant to Rule 462(b) became effective prior to the time that any sale of the Shares was confirmed by the Underwriters and such counsel may state that it is outside counsel and that its knowledge of the matters covered in paragraphs (iv), (vii) and (viii) is necessarily limited. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of Greenhill and its subsidiaries, certificates of public officials and other sources.
     (d) Wilmer Cutler Pickering Hale and Dorr LLP, regulatory counsel for Greenhill U.S., shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), in form and substance satisfactory to you, dated such Time of Delivery, to the effect that:
     (i) Greenhill U.S. is duly registered as a broker-dealer under the Exchange Act and the rules and regulations promulgated by the Commission thereunder and is a member of the NASD; and
     (ii) Greenhill U.S. is duly licensed, registered or qualified as a broker-dealer in all fifty (50) states and the District of Columbia.
     (e) Macfarlanes, English counsel to Greenhill International, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), in form and substance satisfactory to you, dated such Time of Delivery, to the effect that:
     (i) Greenhill International is a limited liability partnership duly incorporated and existing under the laws of England and Wales; and
     (ii) Greenhill International is duly authorized by the Financial Services Authority (the “FSA”) to conduct the following business (all as defined by the FSA): (A) to advise on investments (excluding pension transfers and pension opt outs), (B) to agree to carry on a regulated activity, (C) to arrange deals in investments, and (D) to make arrangements with a view to transactions in investments; no additional Authorizations from, to or with the FSA or any other Official Body in the United Kingdom are required to be obtained or made in order for Greenhill International to conduct its investment businesses as described in the Prospectus;
     (f) Hengeler Mueller, German counsel to Greenhill International, shall have furnished to you their written opinion in the form attached as Annex II(d) hereto, dated such Time of Delivery, to the effect that:
     (i) To the best of such counsel’s knowledge, Greenhill Europe has all Authorizations that are required to be obtained or made under the law of Germany in order for it to conduct its business in Germany as described in the Prospectus.
     (g) Jodi Ganz, Deputy General Counsel of the Company, shall have furnished to you her written opinion (a draft of such opinion is attached as Annex II(e) hereto), in form and substance satisfactory to you, dated such Time of Delivery, to the effect that:

     (i) To the best of such counsel’s knowledge and other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (ii) The sale of the Shares being delivered at such Time of Delivery by the Selling Stockholders and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or violations as have been duly waived or would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any provision of U.S. federal law, New York state law, or the General Corporation Law of the State of Delaware that in such counsel’s experience is normally applicable to general business entities in relation to the transactions contemplated by this Agreement or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and
     (iii) Neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation or By-laws (or other organizational documents) or (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument to which it is a party or by which it or any of its properties is bound except, in the case of (b), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect or interfere materially with the consummation of the transactions contemplated by this Agreement.
     Such counsel shall also state that she has not herself checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement, the Pricing Prospectus or the Prospectus; she has generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company, the information furnished, whether or not subject to such counsel’s check and verification; on the basis of such consideration, review and discussion, but without independent check or verification, (i) in such counsel’s opinion, the Registration Statement, the Pricing Prospectus and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to such counsel’s attention that causes her to believe that (a) any part of the Registration Statement, at the time such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) as of the Applicable Time, the Pricing Prospectus (which shall be deemed to include the public offering price set forth on the cover page of the Prospectus) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel expresses no opinion or belief as to the conveyance of the Pricing Prospectus (which shall be deemed to include the public offering price set forth on the cover page of the Prospectus) or the information contained therein to investors.
     In rendering such opinion, such counsel may state that she has not been called to pass upon, and expresses no opinion or belief as to, the financial statements or financial schedules or other financial data included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus and that she expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such counsel may assume that any registration statement filed pursuant to Rule 462(b) became effective prior to the time that any sale of the Shares was confirmed by the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, she has relied upon certificates of officers of Greenhill and its subsidiaries, certificates of public officials and other sources.
     (h) Davis Polk & Wardwell LLP shall have furnished to you its written opinion with respect to each of the Selling Stockholders (a draft of such opinion is attached as Annex II(f) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) Assuming due authorization by each Selling Stockholder of a Power-of-Attorney and a Custody Agreement under applicable law, such Power-of-Attorney and such Custody Agreement have been duly executed and delivered by each Selling Stockholder who is identified on Schedule IV (the “Schedule IV Selling Stockholders”) and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;
     (ii) Assuming due authorization by each Schedule IV Selling Stockholder of this Agreement under applicable law, this Agreement has been duly executed and delivered by or on behalf of each Schedule IV Selling Stockholder; and
     (iii) Upon payment for the security entitlement in respect of the Shares to be sold at such Time of Delivery by the Selling Stockholder to each of the several Underwriters as provided in the Underwriting Agreement and the crediting of such Shares on the records of DTC to a security account or security accounts in the name of such Underwriter (assuming that such Underwriter does not have notice of any adverse claim (as such phrase is defined in Section 8-105 of the Code) to such Shares or any security entitlement in respect thereof), (A) under Section 8-501 of the Code, such Underwriter will acquire a security entitlement in respect of such Shares and (B) to the extent governed by Article 8 of the Code, no action based on any “adverse claim” (as defined in Section 8-102 of the Code) to such Shares may be asserted against such Underwriter; it being understood that for purposes of this opinion, we have assumed that when such payment and crediting occur, (x) such Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the Code and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the Code.
     (i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);
     (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of Robert F. Greenhill, Jodi Ganz, John C. Danforth, Steven F. Goldstone, Stephen L. Key, Robert T. Blakely and Harold J. Rodriguez, substantially to the effect set forth in Subsection 1(b)(v) hereof in form and substance satisfactory to you;
     (l) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either

Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (m) The Shares at such Time of Delivery shall have been duly listed on the Exchange;
     (n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
     (o) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (j) of this Section.
     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (b) Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or issuer information in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Attorneys-in-Fact shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Attorneys-in-Fact that you have so arranged for the purchase of such Shares, or any Attorney-in-Fact notifies you that it has so arranged for the purchase of such Shares, you or the Attorneys-in-Fact shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and any Attorney-in-Fact as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then any Attorney-in-Fact shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting

Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and any Attorney-in-Fact as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if no Attorney-in-Fact shall exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     12. If this Agreement shall be terminated pursuant to paragraphs (i), (iii), (iv) or (v) of Section 8(l) hereof or pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail or facsimile transmission to each Selling Stockholder, in care of Greenhill & Co., Inc. at 300 Park Avenue, 23rd Floor, New York, New York 10022, Attention: Deputy

General Counsel; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     16. The Company and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any such Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to it in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. The Company, the Selling Stockholders and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours, GREENHILL & CO., INC.
By:	/s/ Scott L. Bok
	Name:	Scott L. Bok
	Title:	Co-Chief Executive Officer

GREENHILL FAMILY LIMITED PARTNERSHIP

RIVERSVILLE AIRCRAFT CORPORATION II

SCOTT L. BOK

THE BOK FAMILY FOUNDATION

SIMON A. BORROWS

ST. CATHERINE’S SCHOOL BRAMLEY

THE ROBERT AND KATE NIEHAUS FOUNDATION

ROBERT H. NIEHAUS 2008 GRAT

RICHARD J. LIEB

TIMOTHY M. GEORGE

TIMOTHY M. GEORGE GRAT NO. 1

TIMOTHY M. GEORGE GRAT NO. 2

JAMES R.C. LUPTON

WINCHESTER COLLEGE

JEFFREY F. BUCKALEW

THE TRUSTEES OF TUFTS COLLEGE

BRADLEY J. CROMPTON

ULRIKA EKMAN

GEORGE C. ESTEY GREGORY R. MILLER RICHARD MORSE V. FRANK POTTOW GREGORY G. RANDOLPH BRADLEY A. ROBINS JACQUELYN F. RODRIGUEZ COLIN T. ROY
By:	/s/ Jodi B. Ganz
	Name:	Jodi B. Ganz
	Title:	Deputy General Counsel As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

SCHEDULE I

		Number of Optional
		Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriters	to be Purchased	Exercised
Goldman, Sachs & Co.	2,250,000	337,500
William Blair & Company, L.L.C.	187,500	28,125
JMP Securities LLC	187,500	28,125
Keefe, Bruyette & Woods, Inc.	187,500	28,125
Sandler O’Neill & Partners, L.P.	187,500	28,125
Total	3,000,000	450,000

SCHEDULE II

		Number of Optional
		Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Selling Stockholder(s)*:
GREENHILL FAMILY LIMITED PARTNERSHIP	833,724	125,477
RIVERSVILLE AIRCRAFT CORPORATION II	201,943	30,393
SCOTT L. BOK	293,756	44,211
THE BOK FAMILY FOUNDATION	32,640	4,912
SIMON A. BORROWS	326,142	49,408
ST. CATHERINE’S SCHOOL BRAMLEY	2,150	0
THE ROBERT AND KATE NIEHAUS FOUNDATION	40,000	0
ROBERT H. NIEHAUS 2008 GRAT	202,924	36,561
RICHARD J. LIEB	6,517	981
TIMOTHY M. GEORGE	292,628	44,041
TIMOTHY M. GEORGE GRAT NO. 1	14,185	2,135
TIMOTHY M. GEORGE GRAT NO. 2	14,185	2,135
JAMES R.C. LUPTON	321,858	48,771
WINCHESTER COLLEGE	2,200	0
JEFFREY F. BUCKALEW	37,470	5,639
THE TRUSTEES OF TUFTS COLLEGE	250	0
BRADLEY J. CROMPTON	26,822	4,037
ULRIKA EKMAN	6,700	1,008
GEORGE C. ESTEY	26,822	4,037
GREGORY R. MILLER	26,295	3,958

		Number of Optional
		Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
RICHARD MORSE	42,473	6,392
V. FRANK POTTOW	26,697	4,018
GREGORY G. RANDOLPH	27,530	4,181
BRADLEY A. ROBINS	40,499	6,095
JACQUELYN F. RODRIGUEZ	10,000	0
COLIN T. ROY	143,590	21,610
Total	3,000,000	450,000

*	Each Selling Stockholder has appointed Richard J. Lieb, Ulrika Ekman and Jodi B. Ganz, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

II-2

SCHEDULE III
Attorneys-in-Fact
Richard J. Lieb
Ulrika Ekman
Jodi B. Ganz

SCHEDULE IV
Schedule IV Selling Stockholders:
GREENHILL FAMILY LIMITED PARTNERSHIP
RIVERSVILLE AIRCRAFT CORPORATION II
THE BOK FAMILY FOUNDATION
THE ROBERT AND KATE NIEHAUS FOUNDATION
ROBERT H. NIEHAUS 2008 GRAT
TIMOTHY M. GEORGE GRAT NO. 1
TIMOTHY M. GEORGE GRAT NO. 2
ST. CATHERINE’S SCHOOL BRAMLEY
WINCHESTER COLLEGE
TRUSTEES OF TUFTS COLLEGE

SCHEDULE V
(a)	Issuer Free Writing Prospectuses:

None

(b)	Other Free Writing Prospectuses:

None

(c)	Additional Documents Incorporated by Reference:

None